Exhibit 1
[Letterhead of Sutherland Asbill & Brennan LLP]
October 30, 2007
Iron Leaf Capital Corporation
5 Eden Lane
Tiburon, CA 94920

Re:	Iron Leaf Capital Corporation
Registration Statement on Form N-2
File No. 333-141497
Ladies and Gentlemen:
     We have acted as counsel to Iron Leaf Capital Corporation, a Maryland corporation (the “Company”), in connection with the registration statement on Form N-2 (File No. 333-141497) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 4,600,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), together with any additional Shares that may be issued by the Company pursuant to Rule 462(b) under the Act (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement.
     As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s charter (the “Charter”) and its bylaws (the “Bylaws”), (ii) resolutions of the board of directors of the Company (the “Board”) relating to the authorization and approval of the preparation and filing of the Registration Statement and the authorization, issuance, offer and sale of the Common Stock pursuant to the Registration Statement (the “Resolutions”), and (iii) such other documents or matters of law as in our judgment were necessary to enable us to render the opinions expressed below.
     With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures (other than those of the Company) on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

Iron Leaf Capital Corporation
October 30, 2007

     We have relied with your approval upon certificates of public officials, upon certificates and/or representations of officers and responsible employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have undertaken no independent investigation or verification of factual matters.
     This opinion is limited to the General Corporation Law of the State of Maryland, as in effect on the date hereof, and we express no opinion with respect to any other laws of the State of Maryland or the laws of any other jurisdiction. We express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities.
     Based upon and subject to the foregoing, we are of the opinion that:
     Assuming that (i) the final terms and conditions of the issuance, offer and sale of the Shares, including those relating to price and amount of Shares to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Company’s Charter and Bylaws and the Resolutions, and are consistent with the descriptions thereof in the Registration Statement, (ii) the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, and (iii) the Registration Statement has become effective under the Act and remains effective at the time of the offer or sale of the Shares, the Shares will be duly authorized, validly issued, fully paid and non-assessable.
     This opinion is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated. Our opinions and other statements expressed herein are as of the date hereof, and we have no obligation to update this letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.
Respectfully submitted,
/s/ SUTHERLAND ASBILL & BRENNAN LLP
SUTHERLAND ASBILL & BRENNAN LLP